Exhibit 26

NOTICE OF SUBSEQUENT EVENT RELATED TO PENDING MOTION TO DISMISS 12345678910 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Megan A. Maitia, Bar No. 285271megan@summaLLP.com Jennifer L. Williams, Bar No. 268782 jenn@summallp.com SUMMA LLP 1010 Sycamore Avenue, Unit 117 South Pasadena, California 91030 Telephone: (213) 260-9452/54 Facsimile: (213) 835-0939 Attorneys for Plaintiffs UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA ? WESTERN DIVISION WEIRD SCIENCE LLC and WILLIAM ANDERSON WITTEKIND, derivatively on behalf of RENOVARO BIOSCIENCES, INC. Plaintiff, v. RENÉ SINDLEV, MARK DYBUL, GREGG ALTON, JAMES SAPIRSTEIN, JAYNE McNICOL, HENRIK GRØNFELDT-SØRENSEN, CAROL L. BROSGART, AVRAM MILLER, KAREN BRINK, YALLA YALLA LTD., RS GROUP APS, RS BIO APS, PASECO APS, OLE ABILDGAARD, K&L GATES LLP, CLAYTON E. PARKER, LINCOLN PARK CAPITAL FUND LLC, DOES 1-10, Defendants, and RENOVARO BIOSCIENCES INC., Nominal Defendant. Case No.: 2:24-cv-00645-HDV-MRWNOTICE OF SUBSEQUENT EVENT RELATED TO PENDING MOTION TO DISMISS Hearing Held: October 3, 2024 (motion under submission)

NOTICE OF SUBSEQUENT EVENT RELATED TO PENDING MOTION TO DISMISS 12345678910 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 NOTICE OF SUBSEQUENT EVENT RELATED TO PENDING MOTION TO DISMISS Pending before the Court is a motion to dismiss (Dkt. 36) filed by the Renovaro Board Defendants René Sindlev, Mark Dybul, Gregg Alton, Carol Brosgart, Henrik Grønfeldt-Sørensen, James Sapirstein, and Jayne McNicol, all of whom are represented by the law firm Vedder Price. The motion has been fully briefed (Dkt. 39, 41.) The Court held a hearing on October 3, 2024 and took the matter under submission. On October 16, 2024, Renovaro publicly announced information that goes to the heart of this derivative case and the pending motion to dismiss: Chairman René Sindlev threatened the remaining Board Defendants with legal action unless they resigned and claimed to have the support of Renovaro stockholders owning 107 million shares of Renovaro's common stock outstanding to remove the directors by a shareholder vote. The Board Defendants (including the sole director on the Special Litigation Committee purportedly investigating Plaintiffs' demands) subsequently resigned, and Sindlev installed a new, hand-picked Board of Directors and then resigned himself. This was done without disclosures required by SEC regulations. The announced information and related legal issues are further explained below. Vedder Price has ignored inquiries about this new information. Plaintiff's counsel therefore brings the information to the Court's attention through this notice and is available for subsequent briefing and/or a status conference, at the Court's discretion. Summary of subsequent events and related context. On April 11, 2024, Michael J. Quinn, legal counsel for Rene Sindlev and the other Board Defendants, submitted a declaration to the court declaring, under penalty of perjury, that "[i]n direct response to Plaintiffs' demand letter, the Renovaro Board appointed a Special Committee of independent directors, Leni Boeren and Ruud Hendricks" and that "[t]he Special Committee retained Stradling Yocca Carlson & Rauth LLP as counsel, who has begun an investigation into Plaintiffs' demands." (Dkt. 24-1.)

2 NOTICE OF SUBSEQUENT EVENT RELATED TO PENDING MOTION TO DISMISS1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 On July 3, 2024, RENB filed a Form 8-K reporting that Leni Boeren gave notice of her resignation as a director of RENB on June 27, 2024, effective as of such date. According to the Form 8-K, "Ms. Boeren served as chair of the Company's special litigation committee." On October 10, 2024, RENB filed its Form 10-K for the year ended June 30, 2024, in which it disclosed "the Board of Directors initially formed a Special Committee ("Special Committee") of independent directors on February 29, 2024. The Special Committee retained Stradling Yocca Carlson & Rauth LLP as its counsel to investigate the issues identified in the demand letters. The Special Committee's investigation is ongoing." On October 16, 2024, RENB filed a Form 8-K reporting that: (i) on October 11, 2024, the day after RENB filed its Form 10-K, which was signed by all of RENB's directors, Avram Miller and Ruud Hendricks, the sole remaining director on the Special Committee, resigned as directors; (ii) on October 12, 2024, Mark Dybul, Karen Brink and James Sapirstein resigned as directors; (iii) on October 13, 2024, Greg Alton, Carol Brosgart and Jayne McNicol resigned as directors; (iv) on October 14, 2024 Rene Sindlev filled five vacant director seats with David Weinstein, Maurice van Tilburg, James A. McNulty, Douglas W. Calder and Mark A. Collins Ph.D.; and (v) on October 15, 2024 Mr. Sindlev resigned as chairman of the board. A resignation letter from Mr. Sapirstein and a resignation letter from Mr. Alton, Ms. Brosgart and Ms. McNicol were attached as exhibits to the October 16, 2024 Form 8-K. Both resignation letters indicate that Mr. Sindlev represented to the resigning directors that he had sought and received support from stockholders owning 107 million shares to remove all the directors. The letter from Mr. Alton, Ms. Brosgart and Ms. McNicol stated that Mr. Sindlev had threatened legal action against the directors if they did not resign.

3 NOTICE OF SUBSEQUENT EVENT RELATED TO PENDING MOTION TO DISMISS1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Summary of legal issues related to pending motion to dismiss. Rule 13d-2(a) requires a Schedule 13D reporting person to file an amendment within two business days disclosing any material change in the facts set forth in the Schedule 13D. Item 4(d) of Schedule 13D requires a description of "any plans or proposals which the reporting persons may have which relate to or would result in . . . any change in the present board of directors or management of the issuer, including any plans or proposals to change the number or term of directors or fill any vacancies on the board" . . . and Item 4(j) requires a description of "any action similar to any of those enumerated above." Mr. Sindlev and his holding company RS Bio are Schedule 13D reporting persons. Based on the disclosures in the Form 8-K and the resignation letters, Mr. Sindlev was communicating with RENB's stockholders to garner support to remove RENB's directors before October 11, 2024 and that he threatened to cause RENB stockholders to remove the directors if they did not resign. Mr. Sindlev's threats caused each of RENB's directors to resign and Mr. Sindlev filled the vacancies with his own slate before resigning himself. Mr. Sindlev was required to disclose his plans to remove and replace RENB's directors no later than two business days after he formulated this plan. Based on the dates in the Form 8-K and the resignation letters attached as exhibits, Mr. Sindlev must have formulated this plan earlier than October 11, 2024, the date of the first director resignation. Mr. Sindlev's failure to file an amendment to his Schedule 13D was and remains a violation of Rule 13d-2, as a plan to unseat the entire board of directors is the epitome of a material change that should have been disclosed to the Company's stockholders. Plaintiffs have asserted that, for the reasons set forth in the First Amended Complaint, Mr. Abildgaard does not qualify to report his ownership on Schedule

4 NOTICE OF SUBSEQUENT EVENT RELATED TO PENDING MOTION TO DISMISS1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 13G(Dkt. 31 ¶¶96-99), and that Mr. Sindlev has given testimony under oath stating that Mr. Abildgaard promotes Renovaro's stock to other Danish investors (Dkt. 31 ¶ 48 and n.45). Because Mr. Abildgaard continues to report on Schedule 13G, he needed to file a Schedule 13D within five business days of his involvement in Sindlev's plan because Abildgaard held his securities in connection with or as a participant in any transaction having the purpose or effect or changing or influencing control of RENB. This is another basis of a Section 13(d) group between Sindlev, Abildgaard, and others making up the stockholders of the 107 million shares. Section 14(f) of the 1934 Act and Rule 14f-1 thereunder require an issuer to file a Schedule 14F-1 with the SEC and transmit it to the stockholders at least 10 days before the directors take office if those directors will constitute a majority of the directors and are to be elected other than at a meeting of stockholders pursuant to any arrangement or understanding with a person subject to Section 13(d). RENB has not filed a Schedule 14F-1 and Plaintiffs have not received one. Mr. Sindlev is a Section 13D reporting person and his arrangement in replacing the entire board with his own designees without a meeting of stockholders triggered a Schedule 14F-1 filing obligation by RENB. As a result, Mr. Sindlev not only violated Section 13(d) and Rule 13d-2(a), but he caused RENB to violate Section 14(f) and Rule 14f-1. On Wednesday morning, October 16, 2024, undersigned counsel emailed Michael Quinn and Philip Tankovich at Vedder Price to ask whether they stilled represented the Board Defendants considering the resignations and apparent conflicts between Sindlev and the other Board Defendants. As of the date and time of this filing, Vedder Prices has not responded to the email.

Case 2:24-cv-00645-HDV-MRW Document 43 Filed 10/22/24 Page 6 of 6 Page ID #:1585

Dated: October 22, 2024

Respectfully submitted,

By: /s/ Megan A. Maitia

Megan A. Maitia
Jennifer L. Williams
SUMMA LLP

Attorneys for Plaintiffs
Weird Science LLC and
William Anderson Wittekind

5
NOTICE OF SUBSEQUENT EVENT RELATED TO PENDING MOTION TO DISMISS